UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C.  20549




                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)  January 21, 1999


                           AMC ENTERTAINMENT INC.
           (Exact name of registrant as specified in its charter)


        DELAWARE                1-8747            43-1304369
(State or other jurisdiction (Commission         (IRS Employer
       of incorporation)     File Number)    Identification No.)





106 W. 14TH  STREET, KANSAS CITY, MO      64105-1977
(Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code      (816) 221-4000

Item 5.  Other Events


       (a) Attached as Exhibit 99.1 and incorporated by reference, is a press release which was issued on January 21, 1999 by AMC Entertainment, Inc.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

99.1  January 21, 1999 Press Release



                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1994, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMC ENTERTAINMENT INC.



Date:  January 25, 1999           By:     /s/ Richard L. Obert
                                          --------------------
                                          Richard L. Obert
                                          Senior Vice President and
                                          Chief Accounting and
                                          Information Officer

                                Exhibit 99.1


     Brenda Nolte                  January 21, 1999
     Corporate Affairs Officer
     AMC Entertainment Inc.
     (816) 221-4000



                AMC Entertainment completes private offering


KANSAS CITY, Mo. - AMC Entertainment Inc. (AMEX: AEN) today announced that it has completed a private offering of $225 million of Senior Subordinated Notes bearing interest at 9 1/2 %. The Notes will mature in 2011, will rank equally with the Company's outstanding 9 1/2 % Senior Subordinated Notes and will contain similar covenants.

Net proceeds from the offering will be used to reduce the Company's outstanding bank indebtedness. The offering is subject to customary closing conditions and is expected to close on January 27, 1999.

The notes offered have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

                                  # # # # #